EXHIBIT 32.1

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)           the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 2, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2011

By:	/s/ Lew Frankfort
Name:	Lew Frankfort
Title:	Chairman and Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)           the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 2, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2011

By:	/s/ Michael F. Devine, III
Name:	Michael F. Devine, III
Title:	Executive Vice President and Chief Financial Officer